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                                PROMISSORY NOTE

$60,000.00                                                       MIAMI, FLORIDA
                                                               FEBRUARY 4, 1998

         FOR VALUE RECEIVED the undersigned, ROBERT PRESS (hereinafter referred to as "Maker") promises to pay to the order of MEDLEY CREDIT ACCEPTANCE CORP., a Delaware corporation, or its successors or assigns (hereinafter referred to as the "Holder"), at 1100 Ponce de Leon Boulevard, Coral Gables, Florida 33134, or such place as the Holder hereof may from time to time designate in writing, the principal sum of SIXTY THOUSAND DOLLARS ($60,000.00), with interest thereon from the date of disbursement paid in lawful money of the United States of America, which shall be legal tender in the payment of all debts and dues, public and private at the time of payment.

         Interest: The Maker shall pay the Holder interest at the rate of ten percent (10%) per annum, paid quarterly.

         Maturity Date: This Note shall mature and the principal sum remaining together with any accrued and unpaid interest thereon shall become due and payable in full on the 5th day of May, 2001 ("MATURITY DATE").

         Provided that the Holder has not exercised its right to accelerate this Note as set forth herein; in the event any required payment is not received by the Holder within fifteen (15) days after said payment is due, the Maker shall pay the Lender a late charge of five percent (5%) of the payment not so received. The Parties agreeing that said charge is a fair and reasonable charge for the late payment and shall not be considered a penalty.

         Maker may make prepayment(s) hereunder at any time and from time to time without premium or penalty. The amount of any partial prepayment shall be applied to principal to become due thereon.

         It is agreed hereby that if any payment of the principal sum above mentioned, or any installment thereof, or any interest thereon, not be made when due, or if default be made in the performance of or compliance with any of the other covenants and conditions of the Note, or any security agreement now or hereafter in effect securing payment of this Note; or upon any default in the payment of any sum due by Maker to Lender under any other Promissory Note, Security Instrument or other written obligation of any kind now existing or hereafter created; or upon the insolvency or bankruptcy of the Maker or any Guarantor hereof; or upon the direct or indirect sale, conveyance or pledge of all or any part of the Property securing this Note, or any interest therein, or of any interest in the Maker to any other firm, partnership, corporation or individual, without the prior written consent of the Lender in each instance, then in any or all such events, the entire amount of principal of this Note with all interest then accrued, shall, at the option of the Holder of this Note and without notice (the Maker hereby expressly waives notice of such default), become and be due and collectible, time being of the essence of this Note.

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         If this Note shall not be paid at maturity or according to the tenor thereof and strictly as above provided, it may be placed in the hands of any attorney at law for collection, and in that event, each party liable for the payment thereof, as Maker, Endorser, Guarantor or otherwise, hereby agrees to pay the Holder hereof in addition to the sums above stated, a reasonable sum as an attorney's fee, which shall include attorney's fees at the trial level and on appeal, together with all reasonable costs incurred. After maturity or default, this Note shall bear interest at the highest lawful rate per annum.

         As to this Note and any other instrument securing the indebtedness, the Maker and any endorsers severally waive all applicable exemption rights, whether under the State Constitution, Homestead Laws or otherwise, and also severally waive valuation and appraisement, presentment, protest and demand, demand, notice of protest, demand and dishonor and expressly agree that the Maturity Date of this Note or any payment hereunder, may be extended from time to time, only with the express consent of the Holder, without in any way affecting the liability of the Maker, or any endorsers, or any Guarantors.

         In addition to other rights and remedies (including, without limitation, other rights of setoff), the Holder shall have a lien upon and right of setoff against all monies, securities and other property of the Maker or any Guarantor now or hereafter in the possession of or on deposit with the Holder, whether held in a general or special account or deposit, or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to the Maker. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Holder, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing; and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Holder.

         Nothing herein contained, nor in any instrument or transaction related thereto, shall be construed or so operate as to require the Maker, or any person liable for the payment of the loan made pursuant to this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by the Maker, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by the Holder hereof, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by the Holder hereof to the Maker and any parties liable for the payment of the loan made pursuant to this Note, it being the intent of the parties hereto that under no circumstances shall the Maker, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

         Time shall be of the essence as to the Maker's obligations under this Note.

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         If any provision or portion of this Note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion of this Note shall be deemed stricken and severed from this Note, and the remaining provisions and portions of this Note shall continue in full force and effect.

         This Note may not be amended, extended, renewed, or modified, and no waiver of any provision of this Note shall be effective except by an instrument in writing executed by the Holder. Any waiver of any provision of this Note shall be effective only in the specific instance and for the specific purpose for which given.

         This Note is to be construed according to the applicable laws of the State of Florida and the United States of America.

         THE MAKER AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MAKER EXTENDING CREDIT TO THE HOLDER.


                                            --------------------------
                                            ROBERT PRESS

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